                                                                    EXHIBIT 10.1

                                SECOND AMENDMENT
                                       OF
                SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

         This Second Amendment, dated effective as of February 10, 2003, by and among CROWN CRAFTS, INC. (the "Company"), and BANC OF AMERICA STRATEGIC SOLUTIONS, INC. (assignee of Bank of America, N.A.), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, and WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, N.A.) (collectively, the "Purchasers").

         WHEREAS, the parties hereto have executed and delivered that certain Subordinated Note and Warrant Purchase Agreement dated as of July 23, 2001, as amended by First Amendment of Subordinated Note and Warrant Purchase Agreement dated as of September 28, 2001 (as so amended, the "PURCHASE AGREEMENT");

         WHEREAS, the Company has requested a modification of, among other things, the covenants under the Purchase Agreement;

         WHEREAS, the Purchasers are willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                AMENDMENTS TO PURCHASE AGREEMENT.

         lA. SECTION 1.01 OF THE PURCHASE AGREEMENT. Section 1.01 of the Purchase Agreement is amended by deleting the definitions of the following terms in their entirety and substituting the following definitions therefor:

                  "CONSOLIDATED AVAILABLE FREE CASH FLOW" means, for each Annual Period, an amount equal to 85% of Consolidated Free Cash Flow for such Annual Period.

                  "CONSOLIDATED EBITDA" shall mean the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Company and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated Net Income; plus (ii) depreciation and amortization expenses; plus (iii) Consolidated Interest Expense; plus
         (iv) income tax expense included in Consolidated Net Income; plus (v) for the following Fiscal Quarters only, a before-tax reserve related to the closing of the operations of Burgundy Interamericana SA de CV, not exceeding the following amounts for the following Fiscal Quarters (1) for the Fiscal Quarter ending December 29, 2002, $1,775,000, (2) for the Fiscal Quarter ending March 30, 2003, $225,000 and (3) for the Fiscal Quarter ending June 29, 2003, $275,000.

         lB.      SECTION 8.01(a) OF THE PURCHASE AGREEMENT. Section 8.01(a) of
the Purchase Agreement is amended by deleting it in its entirety and substituting the following therefor:

                  (a) Minimum EBITDA. Consolidated EBITDA shall not be less than, for each Fiscal Quarter set forth below and the 3 immediately preceding Fiscal Quarters, the amount set forth below corresponding to such Fiscal Quarter:

--------------------------------------------------------------------------------
         FISCAL QUARTER ENDING                         MINIMUM EBITDA

-----------------------------------------    -----------------------------------
December 29, 2002 through                    $    6,885,000
March 30, 2004

-----------------------------------------    -----------------------------------
June 29, 2004 and each Fiscal Quarter        An amount to be agreed upon in
thereafter                                   writing by the parties, not to
                                             exceed $8,725,000 (which amount
                                             shall be applicable if no other
                                             amount has been agreed upon in
                                             writing)
-----------------------------------------    -----------------------------------

         lC.      SECTION 8.01(b) OF THE PURCHASE AGREEMENT. Section 8.01(b) of
the Purchase Agreement is amended by deleting it in its entirety and substituting the following therefor:

                  (b) Debt/EBITDA Ratio. The Debt/EBITDA Ratio will not exceed, at the end of each Fiscal Quarter set forth below, calculated as to Debt as of such Fiscal Quarter and calculated as to Consolidated EBITDA for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters, the ratio set forth below corresponding to such Fiscal
         Quarter:

------------------------------------------------------------------------------------
         FISCAL QUARTER ENDING                       MAXIMUM DEBT/EBITDA RATIO

-----------------------------------------    ---------------------------------------
December 29, 2002 through March 30, 2004     4.75 to 1.0

-----------------------------------------    ---------------------------------------
June 29, 2004 and each Fiscal Quarter        A ratio to be agreed upon in writing by
thereafter                                   the parties, not to exceed 3.00 to 1.0
                                             (which ratio shall be applicable if no
                                             other ratio has been agreed upon in
                                             writing)
-----------------------------------------    ----------------------------------------

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2.                Consent to Discontinuance of Operations and Disposition of
         Assets. The Company has informed the Purchasers that they desire to discontinue the operations of Burgundy Interamericana SA de CV and dispose of the assets thereof, having a net book value of approximately $1,015,835 and a resale value of approximately $343,483. Pursuant to the provisions of Section 7.02(b) of the Purchase Agreement, the Purchasers hereby consent to such discontinuance and also to the sale of such assets, and acknowledge and agree that the foregoing shall not be deemed to be an Event of Default; provided that the aggregate gross sales price thereof is not less than $300,000.

3. CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of February 10, 2003 (the "EFFECTIVE DATE"), upon the satisfaction of the following conditions:

         (a) the Purchasers shall have received executed originals of this Amendment and the Third Amendment, satisfactory to the Required Holders in all respects, to the Credit Agreement, dated as of July 23, 2001, among the Company, Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc., as borrowers, Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), as agent, and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), Banc of America Strategic Solutions, Inc. (assignee of Bank of America, N.A.) and The Prudential Insurance Company of America, as lenders, each agreement being dated the Effective Date, in form and substance satisfactory to the Purchasers.

         (b) The Company shall have paid all costs and expenses (including attorney's fees and expenses) incurred by any Purchaser through the Effective Date, pursuant to statements submitted to the Company (which statements may include estimates of time and expenses to be incurred on and after the dates of posting of actual time and expenses set forth therein, which estimated amounts shall be subject to subsequent adjustment to reflect actual time and expenses subsequently posted).

         (c) The representations and warranties contained herein shall be true on and as of the date hereof; there shall exist on the date hereof, after giving effect to this Amendment, no Event of Default or Default; there shall exist no material adverse change in the business, properties, prospects, operations or condition, financial or otherwise, of the Company or its Subsidiaries since March 31, 2002 other than (i) the discontinuance of the operations of Burgundy Interamericana SA de CV, as set forth in Paragraph 2 hereof, or (ii) as reported by the Company in its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for quarterly periods subsequent to March 31, 2002; and the Company shall have delivered to the Purchasers a certificate signed by a senior officer of the Company to such effect.

4.                REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) The Company hereby restates and renews each of the representations and warranties made by it in the Purchase Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this

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                  Agreement", "hereof', "hereunder", "thereof', "thereunder" and words of like import being deemed to be a reference to the Purchase Agreement as amended hereby.

         (b)      The Company further represents and warrants as follows:

                  (i) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.

                  (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

                  (iii) Each of this Amendment and the Notes constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely effect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Purchase Agreement, as amended by this Amendment.

5.       MISCELLANEOUS.

         5A.      REFERENCE TO AND EFFECT ON THE PURCHASE AGREEMENT. (a) Upon
the effectiveness of this Amendment, on and after the date hereof each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof' or words of like import referring to the Purchase Agreement, and each reference in any other document to "the Purchase Agreement", "thereunder", "thereof' or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement, as amended hereby.

         (b) Except as specifically amended above, the Purchase Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a

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Note under the Purchase Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

         5B.      COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses incurred by the Purchasers or any other holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Purchasers or any other any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 4B.

         5C.      EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         5D.      GOVERNING LAW. This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York.

         5E.      NO DEFAULT OR CLAIMS. To induce the Purchasers to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default, (ii) no right of offset, recoupment, defense, counterclaim, claim or objection in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to any holder of a Note, and (iii) each Purchaser has acted in good faith and has conducted its relationships with the Company in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Purchase Agreement, the Company hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.

                            [Signatures on Next Page]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               CROWN CRAFTS, INC.

                               By /s/ Amy Vidrine Samson
                                  ______________________________
                                  Name: Amy Vidrine Samson
                                  Title: Vice President,
                                         Chief Financial Officer

                               BANC OF AMERICA STRATEGIC SOLUTIONS, INC.
                               (ASSIGNEE OF BANK OF AMERICA, N.A.)

                               By /s/ John F. Register
                                  ______________________________
                                  Name: John F. Register
                                  Title: Principal

                               THE PRUDENTIAL INSURANCE
                                  COMPANY OF AMERICA

                               By /s/ Paul G. Price
                                  ______________________________
                                  Name: Paul G. Price
                                  Title: Vice President

                               WACHOVIA BANK, NATIONAL ASSOCIATION (SUCCESSOR BY MERGER TO WACHOVIA BANK, N.A.)

                               By /s/ Monica H. Cole
                                  ______________________________
                                  Name: Monica H. Cole
                                  Title: Vice President


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